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                                                                Exhibit: 10.44FT



                                PROMISSORY NOTE


$250,000.00                                               Date: October 29, 1997

TERMS
-----

For value received, the undersigned Futech Educational Products, Inc. (the "Promisor") promises to pay to the order of Roderick Turner and Vincent W. Goett (the "PAYEE"), AT 36 CORNWELL BEACH Road, Sands Point, NY 11050, (or at such other place as the Payee may designate in writing) the sum of $250,000.00 with interest from October 29, 1997, on the unpaid principal at the rate of 10% annually.

Unpaid principal after the Due Date shown below shall accrue interest at a rate of 18% annually until paid.

In addition to the repayment of principal and interest, Promisor also will issue to Payee 500,000 shares of Promisor's common stock immediately upon full and final receipt of the $250,000 for Payee. The shares shall be issued as follows:

Vincent W. and Melissa Turner Goett     500,000 shares

A 10% financing fee to Payee will be payable immediately upon each and every draw against the $250,000. The maximum amount of the financing fee will be $25,000 (Twenty five thousand and 00/100 dollars).

PAYMENT SCHEDULE
----------------

The unpaid principal and accrued interest shall be payable by Promisor in quarterly installments of interest only beginning on October 31, 1997 and continuing until December 31, 1997, (the "Due Date"), at which time the remaining unpaid principal and interest shall be due in full. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

LATE PAYMENT PENALTIES
----------------------

If any installment is not paid by Promisor when due, the remaining unpaid balance and accrued interest shall become due immediately at the option of the Payee.

PREPAYMENT OPTION
-----------------

The Promisor reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no repayment penalty.

COSTS TO COLLECT UNPAID BALANCE
-------------------------------

If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

DEFAULT EVENTS
--------------

If any of the following events of default occur, this Note and any other obligations of the Promisor to the Payee, shall become due immediately, without demand or notice:

1) the failure of the Promisor to pay the principal and any accrued interest in full on or before the Date;

2)  the death of the Promisor(s) or Payee(s);

3)  the filing of bankruptcy proceedings involving the Promisor as a Debtor;

4)  the application for appointment of a receiver for the Promisor;






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5)  the making of a general assignment for the benefit of the Promisor's creditors;

6)  the insolvency of the Promisor; or

7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit.

In addition, the Promisor shall be in default if there is a sale, transfer, assignment or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in security agreement which secures this Note.

If any of the above defaults apply to one Promisor, all Promisors shall be deemed in default of this Note regardless of whether all Promisors are directly involved in the default.

SECURITY PLEDGE
---------------

This Note is secured by a pledge of all of Futech's tangible and intangible assets to include, but not limited to: fixed assets, patent rights and ownership, existing revenue-producing contractual agreements (e.g. Golden Books Family Entertainment, L.L.C.), etc., dated on or before December 31, 1997. The Payee is not required to rely on the above security for the payment of this Note in the case of default, but may proceed directly against the Promisor.

OTHER TERMS AND CONDITIONS.
---------------------------

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This Note shall be construed in accordance with the laws of the State of Arizona.

Signed this 29th day of October, 1997, at Futech Educational Products, Inc.

By: /s/  Vincent W. Goett
   -----------------------
   Vincent W. Goett
   Chairman and CEO